UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
JOHNSON & JOHNSON

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933-0026

April 12, 2023

Dear Fellow Shareholder:
We previously mailed you proxy materials for the Johnson & Johnson Annual Meeting of Shareholders to be held on April 27, 2023.
According to our latest records, we have not yet received your vote. The Annual Meeting is quickly approaching, and your vote is important. We are enclosing for your convenience a duplicate Voting Instruction Form and return envelope.
Please vote your shares via the internet or by telephone following the instructions on the enclosed Voting Instruction Form or complete, sign, date and mail your Voting Instruction Form today in order to ensure that your shares will be voted at the Annual Meeting according to your instructions.
If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless your broker receives your specific instructions.
Your Board of Directors recommends that you vote:
•FOR all Director nominees in Item 1
•FOR Item 2
•EVERY ONE YEAR on Item 3
•FOR Item 4
•Proposal 5 was withdrawn
•AGAINST proposals 6, 7, and 8

Please follow the telephone or internet voting instructions on your Voting Instruction Form or complete, sign, date and mail the enclosed Voting Instruction Form and vote your shares today. In the event that two Voting Instruction Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.
Thank you for voting and for your continued support.

        Sincerely,

        Anne M. Mulcahy
Lead Director